SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: August 5, 2002
                        (Date of earliest event reported)



                           SANDATA TECHNOLOGIES, INC.

               (Exact Name of Registrant as specified in charter)



      Delaware                        0-14401                    11-2841799
  (State or other                  (Commission                (I.R.S. Employer
  Jurisdiction of                  File Number)               Identification
   Incorporation)                                                 Number)


              26 Harbor Park Drive, Port Washington, New York 11050
               (Address of principal executive offices) (Zip Code)

        Registrant's Telephone Number, including area code (516) 484-4400

Item 5.  Other Events

     On August 5, 2002 Sandata Technologies, Inc. (the "Company") issued a press release announcing that the Company had received a proposal to engage in a going private transaction with an investor group led by Bert E. Brodsky, Chief Executive Officer of the Company. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.


Exhibits

99.      Press Release dated August 5, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 6, 2002
                                               SANDATA TECHNOLOGIES, INC.


                                               By: /s/ Gary Stoller
                                                       Gary Stoller, Executive
                                                        Vice President

                                    EXHIBITS


Exhibit
Number           Description of Exhibit

99               Press Release dated August 5, 2002

FOR IMMEDIATE RELEASE                                CONTACT:
                                                     Bert Brodsky
                                                     Chairman
                                                     Sandata Technologies, Inc.
                                                     (516) 484-4400, X200
                                                     bbrodsky@sandata.com


                  Sandata Technologies Receives Merger Proposal


     PORT WASHINGTON, N.Y. - August 5, 2002 - Sandata Technologies, Inc. (Nasdaq: SAND) (the "Company") today announced it has received a proposal to engage in a going private transaction. The proposed transaction is anticipated to be in the form of a merger with an entity owned by an investor group to be led by Bert E. Brodsky, the Company's Chief Executive Officer. Pursuant to the proposal, the Company's shareholders (other than Mr. Brodsky and certain affiliates) would receive $1.50 per share of Common Stock of the Company (the "Shares"), in cash. The proposal may be amended, modified or supplemented at any time.

     The Board of Directors has appointed a Special Committee (the "Committee"), comprised of Ronald Fish and Martin Bernard, to review the proposed transaction. The Committee has retained Brean Murray & Co., Inc. as its financial advisor.

     The proposed transaction would result in the acquisition of all of the outstanding Shares of the Company other than the shares owned by Mr. Brodsky and certain affiliated shareholders. The final terms of any acquisition will be based on negotiations between the acquirer and the Committee. The proposed acquisition will be subject to, among other things, (1) the negotiation, execution, and delivery of a definitive agreement, (2) approval of the proposed transaction by the Committee, the full Board of Directors and the Company's shareholders, (3) receipt of a fairness opinion by the Committee, (4) applicable regulatory approval, and (5) obtaining any necessary third-party consents or waivers. There can be no assurance that a definitive merger agreement will be executed and delivered, or that the proposed transaction will be consummated.

     The proposed acquisition may only be completed in accordance with applicable state and federal laws including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. This press release shall not constitute an offer or a solicitation of an offer to buy any securities.

     The Company is a leading provider of advanced Information Technology (IT) solutions for payroll and billing, electronic time and attendance services and IT support services.

     Forward Looking Statements - This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "may", "could", "will", "believes", "anticipates", "expects" and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For a discussion of such risks and uncertainties, including but not limited to those discussed above in this press release, as well as risks relating to developments in and regulation of the health-care industry, new technology developments, competitive bidding, risks and uncertainties associated with the Internet and Internet-related products, and other factors, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10K-SB for the most recently completed fiscal year and other Securities and Exchange Commission filings.

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